Exhibit 99.1

QLogic Corporation

Unaudited Pro Forma Condensed Consolidated Financial Information

On January 23, 2012, QLogic Corporation (the “Company”) announced that it had entered into an Asset Purchase Agreement, dated as of January 20, 2012 (the “Purchase Agreement”), with Intel Corporation (“Purchaser”). Pursuant to the terms of the Purchase Agreement, Purchaser agreed to acquire the product lines and certain assets associated with the Company’s InfiniBand business (the “Business”) and to assume certain liabilities related thereto. Purchaser agreed to pay a purchase price of $125 million in cash at closing for the Business, subject to downward adjustment based on inventory at closing.

On February 29, 2012 (the “Closing Date”), the Company completed the sale of the Business and received cash proceeds of $125 million. This consideration is subject to a final downward adjustment based on inventory as of the Closing Date. In connection with the sale, the parties also entered into several ancillary and related agreements, including a transition services agreement for up to one year designed to ensure a smooth transition of the Business to Purchaser, and an intellectual property license agreement, which will permit Purchaser to use certain intellectual property owned by the Company.

The following Unaudited Pro Forma Condensed Consolidated Financial Information of the Company has been presented after giving effect to the sale of the Business. The historical financial information of the Company set forth below has been derived from the historical audited and unaudited consolidated financial statements included in its annual report on Form 10-K for the year ended April 3, 2011 and its quarterly report on Form 10-Q for the quarter ended January 1, 2012. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of January 1, 2012 includes pro forma adjustments giving effect to the sale of the Business as if it had occurred on that date. The Unaudited Pro Forma Condensed Consolidated Statements of Income for the years ended April 3, 2011, March 28, 2010 and March 29, 2009, and for the nine months ended January 1, 2012 and December 26, 2010, include pro forma adjustments giving effect to the sale of the Business as if it had occurred as of March 31, 2008.

The Unaudited Pro Forma Condensed Consolidated Financial Information is provided for informational purposes only and does not purport to present the consolidated financial position or results of operations of the Company had the sale of the Business occurred on the dates specified, nor is it necessarily indicative of the consolidated financial position or results of operations of the Company that may be expected in the future. The Unaudited Pro Forma Condensed Consolidated Financial Information should be read in conjunction with the Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations and the Company’s consolidated financial statements and notes thereto included in its annual report on Form 10-K for the year ended April 3, 2011 and its quarterly report on Form 10-Q for the quarter ended January 1, 2012.

QLogic Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of January 1, 2012

(in thousands)

	As Reported	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$74,198	$125,000	(a)	$199,198
Marketable securities	321,627	—		321,627
Accounts receivable, net	82,221	(4,510	)(b)	77,711
Inventories	26,967	(6,354	)(a)	20,301
		(312	)(b)
Deferred tax assets	19,954	(542	)(c)	19,412
Other current assets	13,390	(485	)(a)	12,905
Current assets related to discontinued operations	—	4,822	(b)	4,822

Total current assets	538,357	117,619		655,976
Property and equipment, net	78,715	(3,560	)(a)	75,155
Goodwill	119,748	(10,084	)(a)	109,664
Purchased intangible assets, net	10,179	(5,646	)(a)	4,533
Deferred tax assets	27,284	(2,527	)(c)	24,757
Other assets	2,082	(319	)(a)	1,763

	$776,365	$95,483		$871,848

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$35,099	$(2,544	)(b)	$32,555
Accrued compensation	28,240	(2,243	)(b)	25,997
Accrued taxes	3,029	41,495	(a)	41,452
		(3	)(b)
		(3,069	)(c)
Deferred revenue	10,348	(4,069	)(a)	6,279
Other current liabilities	6,356	(103	)(a)	5,929
		(324	)(b)
Current liabilities related to discontinued operations	—	5,114	(b)	5,114

Total current liabilities	83,072	34,254		117,326
Accrued taxes	62,409	—		62,409
Deferred revenue	3,840	(2,312	)(a)	1,528
Other liabilities	5,922	—		5,922

Total liabilities	155,243	31,942		187,185
Total stockholders’ equity	621,122	63,541	(a)	684,663

	$776,365	$95,483		$871,848

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

QLogic Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Income

Nine Months Ended January 1, 2012

(in thousands, except per share amounts)

	As Reported	Pro Forma Adjustments(d)	Pro Forma
Net revenues	$454,463	$(30,928)	$423,535
Cost of revenues	154,010	(20,031)	133,979

Gross profit	300,453	(10,897)	289,556

Operating expenses:
Engineering and development	112,446	(8,300)	104,146
Sales and marketing	63,219	(5,131)	58,088
General and administrative	26,820	—	26,820

Total operating expenses	202,485	(13,431)	189,054

Operating income	97,968	2,534	100,502
Interest and other income, net	2,926	—	2,926

Income before income taxes	100,894	2,534	103,428
Income taxes	9,789	3,715	13,504

Net income	$91,105	$(1,181)	$89,924

Net income per share:
Basic	$0.89		$0.88

Diluted	$0.88		$0.87

Number of shares used in per share calculations:
Basic	102,696		102,696

Diluted	103,340		103,340

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

QLogic Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Income

Nine Months Ended December 26, 2010

(in thousands, except per share amounts)

	As Reported	Pro Forma Adjustments(d)	Pro Forma
Net revenues	$444,909	$(32,603)	$412,306
Cost of revenues	153,112	(22,210)	130,902

Gross profit	291,797	(10,393)	281,404

Operating expenses:
Engineering and development	100,649	(9,444)	91,205
Sales and marketing	60,953	(5,291)	55,662
General and administrative	25,560	—	25,560
Special charges	931	(558)	373

Total operating expenses	188,093	(15,293)	172,800

Operating income	103,704	4,900	108,604
Interest and other income, net	4,258	—	4,258

Income before income taxes	107,962	4,900	112,862
Income taxes	2,188	6,118	8,306

Net income	$105,774	$(1,218)	$104,556

Net income per share:
Basic	$0.97		$0.96

Diluted	$0.96		$0.95

Number of shares used in per share calculations:
Basic	108,492		108,492

Diluted	110,032		110,032

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

QLogic Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Income

Year Ended April 3, 2011

(in thousands, except per share amounts)

	As Reported	Pro Forma Adjustments(d)	Pro Forma
Net revenues	$597,199	$(38,824)	$558,375
Cost of revenues	203,944	(26,985)	176,959

Gross profit	393,255	(11,839)	381,416

Operating expenses:
Engineering and development	137,654	(12,435)	125,219
Sales and marketing	80,926	(6,961)	73,965
General and administrative	34,148	—	34,148
Special charges	931	(558)	373

Total operating expenses	253,659	(19,954)	233,705

Operating income	139,596	8,115	147,711
Interest and other income, net	5,187	—	5,187

Income before income taxes	144,783	8,115	152,898
Income taxes	5,693	5,859	11,552

Net income	$139,090	$2,256	$141,346

Net income per share:
Basic	$1.29		$1.31

Diluted	$1.27		$1.29

Number of shares used in per share calculations:
Basic	107,647		107,647

Diluted	109,192		109,192

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

QLogic Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Income

Year Ended March 28, 2010

(in thousands, except per share amounts)

	As Reported	Pro Forma Adjustments(d)	Pro Forma
Net revenues	$549,070	$(30,599)	$518,471
Cost of revenues	196,127	(29,020)	167,107

Gross profit	352,943	(1,579)	351,364

Operating expenses:
Engineering and development	136,831	(20,042)	116,789
Sales and marketing	77,601	(8,720)	68,881
General and administrative	34,242	—	34,242
Special charges	5,163	—	5,163

Total operating expenses	253,837	(28,762)	225,075

Operating income	99,106	27,183	126,289
Interest and other income, net	10,601	—	10,601

Income before income taxes	109,707	27,183	136,890
Income taxes	54,759	14,586	69,345

Net income	$54,948	$12,597	$67,545

Net income per share:
Basic	$0.47		$0.58

Diluted	$0.47		$0.58

Number of shares used in per share calculations:
Basic	116,037		116,037

Diluted	117,364		117,364

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

QLogic Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Income

Year Ended March 29, 2009

(in thousands, except per share amounts)

	As Reported	Pro Forma Adjustments(d)	Pro Forma
Net revenues	$633,862	$(33,670)	$600,192
Cost of revenues	210,075	(29,549)	180,526

Gross profit	423,787	(4,121)	419,666

Operating expenses:
Engineering and development	133,252	(24,237)	109,015
Sales and marketing	86,959	(10,560)	76,399
General and administrative	32,639	—	32,639
Special charges	4,063	(1,001)	3,062

Total operating expenses	256,913	(35,798)	221,115

Operating income	166,874	31,677	198,551
Interest and other income, net	2,134	—	2,134

Income before income taxes	169,008	31,677	200,685
Income taxes	60,219	16,015	76,234

Net income	$108,789	$15,662	$124,451

Net income per share:
Basic	$0.85		$0.97

Diluted	$0.85		$0.97

Number of shares used in per share calculations:
Basic	127,776		127,776

Diluted	128,570		128,570

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

QLogic Corporation

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Pro forma adjustments for the unaudited pro forma condensed consolidated financial information are as follows:

(a) Reflects cash proceeds of $125 million received, the assets and liabilities transferred or eliminated relating to the Business, and the gain on sale of the Business, net of the related income tax effect, in connection with the sale of the Business. The Company is in the process of determining the income tax impact of the sale of the Business. As this analysis is not yet complete, the pro forma adjustments include an accrual for income taxes applying the Company’s statutory tax rate to the gain on sale of the Business.

(b) Reflects the reclassification of certain assets and liabilities of the Business retained by the Company as assets and liabilities related to discontinued operations.

(c) Reflects the reclassification of certain net deferred tax assets to accrued taxes as a result of the sale of the Business.

(d) Reflects the historical results of operations of the Business sold. Such historical results of operations include operating expenses determined on bases which management considers to be reasonable reflections of the utilization of services provided to, or the benefit received by, the Business. The income tax benefit related to the Business sold reflects the difference between the income tax expense as previously reported and the income tax expense based on the pro forma results of operations, excluding the Business sold.

In the fourth quarter of fiscal 2012, the Company expects to a record a material gain in discontinued operations as a result of the sale of the Business. As discussed above, the Company is in the process of determining the tax impact of the sale.